UNITED STATES
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SCHEDULE 14A

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On September 5, 2025, Tesla, Inc. (“Tesla”) launched a website, VoteTesla.com (the “Website”), containing certain information regarding, among other things, Tesla’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and business information about Tesla.

A copy of the materials on the Website can be found below:

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The Future of Tesla Is in Your Hands

For information about Tesla's 2025 Annual Meeting, please revisit this website once our definitive proxy is filed.

Learn More

2025 Is a Critical Inflection Point for Tesla

We believe Tesla is on the precipice of another massive wave of transformational growth, as demonstrated by the unveiling of our Master Plan Part IV, which outlined a vision to deliver Sustainable Abundance for all. But, to achieve this vision and the ambitious goals associated with our proposed 2025 CEO Performance Award, as well as the upside they are expected to deliver to shareholders, we must retain and incentivize Elon Musk and maintain a strong corporate governance structure that will enable us to continue our exceptional performance. Elon is a generational leader, and, under his visionary leadership, we have the potential to become the most valuable company in history, and, in return, create unprecedented value for our shareholders.[1]

Read our Shareholder Letter

with our autonomous prowess
to accelerate global prosperity.

Two Proposals Critical for the Future of Tesla

Proposal 3

Amended & Restated 2019 Equity Incentive Plan

Equity is the cornerstone of Tesla's compensation philosophy. We believe we need a framework to decide how to honor the deal we made with Elon and the extraordinary value he created for Tesla shareholders under the 2018 CEO Performance Award. In addition, it is essential that we maintain sufficient equity reserves and maximum flexibility to attract, retain and motivate talent at Tesla.

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Create a Special Share Reserve with Nearly 208 Million Shares

Allows the Board flexibility to decide in the future how to address the uncertainty around the 2018 CEO Performance Award caused by the ongoing *Tornetta* litigation without the need for any further shareholder votes.

Replenish the General Share Reserve with an Additional 60 Million Shares

To ensure the Board has sufficient equity to continue granting awards over the next few years to Tesla's current and future employees.

Learn More

Proposal 4

2025 CEO Performance Award

A pay-for-performance CEO compensation award that is 100% aligned with shareholders. One that is designed to keep Elon's time, energy and considerable talents focused on Tesla for years to come and create jaw-dropping value for our shareholders.

The Path to Creating $7.5 Trillion for Shareholders

Elon earns nothing under the 2025 CEO Performance Award until he meets a series of incredibly ambitious market capitalization AND operational milestones. If he succeeds, Tesla will become the most valuable company in history[1] – with an $8.5 trillion market cap – and shareholders will benefit from incredible growth and value creation.

Learn More

[1] Note: Based on market capitalization milestones compared to publicly traded companies as of the date of the preliminary proxy statement.

Election of Directors

Tesla has seen phenomenal progress and value creation under the leadership of this Board, and we are just getting started. The Class III Directors up for re-election this year include three extremely talented and experienced individuals critical to Tesla's continued growth and success.

Ira Ehrenpreis >

Ira has tirelessly served as a fortifying leader and mentor, helping steer Tesla through previous phases of exceptional growth and challenge, while leading Tesla's implementation of a governance framework designed for success—something we know he is best positioned to do in this next phase of growth.

Joe Gebbia >

Joe is a visionary tech founder, leading Airbnb—one of the most successful tech companies—from startup to public company, making it a household name with worldwide operations.

Kathleen Wilson-Thompson >

Kathleen has brought her decades of world-class public-company executive experience, including as an HR professional, to the forefront of our most challenging governance matters over the past two years, serving on both this year's special committee and last year's special committee, making her a vital voice as we navigate new challenges and opportunities.

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Master Plan Part IV

Sustainable Abundance

It's been almost two decades since we published the first part of the Master Plan. Each subsequent part of the Master Plan has focused on our North Star: to deliver unconstrained sustainability without compromise and, in doing so, produce extraordinary value for shareholders. This next chapter in Tesla's story will help create a world we've only begun to imagine and will do so at a scale that we have yet to see.

Industrial Battery
Manufacturing
AI Compute
Trucking
Bot
Solar
Home Charging
Home Battery
Electric Vehicles
Charging Network
Robotaxis
Bot

Bringing AI into the Physical World

Master Plan Part IV reimagines labor, mobility and energy by bringing AI into the physical world through products and services like FSD, Optimus and Robotaxi. Leading this movement represents an opportunity for Tesla to create Sustainable Abundance for all.

Combining our manufacturing capabilities with our autonomous prowess will allow us to deliver new products and services that will accelerate global prosperity and human thriving, driven by economic growth shared by all.

Unifying our hardware and software at scale to create a safer, cleaner and more enjoyable world.

Taking the first steps towards a revolutionary period primed for unprecedented growth.

TESLA
with our autonomous prowess
to accelerate global prosperity.

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Compensation Proposals

Two Proposals Critical for the Future of Tesla

Tesla is at a critical inflection point. A Special Committee of the Board has carefully designed compensation proposals that they view as vital to our ability to continue to create substantial shareholder value. Tesla's full Board (with Elon and Kimbal recusing themselves) has approved these proposals. Tesla is not led by an ordinary CEO; it is led by one who has proven his ability to create extraordinary growth and value. Our singular CEO requires one-of-a-kind compensation that will incentivize him to dedicate his time, energy and considerable talents to Tesla, delivering unprecedented growth for Tesla shareholders. That is what the Special Committee has created with Proposals 3 and 4.

Proposal 3

Amended & Restated 2019 Equity Incentive Plan

Equity is the cornerstone of Tesla's compensation philosophy. It is essential that we maintain sufficient equity reserves and maximum flexibility—this is a vote to allow your Board to determine how to attract, retain and incentivize Tesla's talented workforce—from top to bottom. We will also have a framework to let the Board decide in the future how to honor the deal we made with Elon in 2018 and recognize the extraordinary value he created for Tesla shareholders under the 2018 CEO Performance Award.

Create a Special Share Reserve: To Eliminate Remaining Uncertainty Around the 2018 CEO Performance Award

+ 207,960,630 Shares

- Addresses uncertainty caused by the ongoing *Tornetta* litigation
- Allows the Board the ability to grant the remainder of the shares Elon earned under the 2018 CEO Performance Award at any time and at its discretion (regardless of the status of the *Tornetta* litigation)
- Should the Board grant Elon an award before the *Tornetta* litigation concludes and Tesla prevails in court, the Board has committed that Elon will receive no material additional benefit than he would have under the 2018 CEO Performance Award—there will be no opportunity to "double dip"

Replenish the General Share Reserve: Essential for Attracting, Retaining and Motivating Key Talent

+ 60,000,000 Shares

- Ensures sufficient equity to continue granting awards to Tesla's current and future employees, directors and other eligible service providers
- Perpetuates our strong ownership culture that aligns employee and shareholder interests and supports shareholder value creation
- 60 million share increase not to be used for awards to Elon

Proposal 4

2025 CEO Performance Award

Under Elon's leadership, Tesla created $735 billion[1] of value with the 2018 CEO Performance Award, which received overwhelming support from our shareholders in 2018 and again in 2024. However, Elon has not been permitted to exercise the 2018 CEO Performance Award while it remains contested in the Delaware courts—and there's currently no go-forward compensation plan in place. As such, the Special Committee has worked diligently over the past seven months to devise the 2025 CEO Performance Award, and the full Board (with Elon and Kimbal recusing themselves) has approved this proposal for the 2025 Annual Meeting.

The 2025 CEO Performance Award builds upon the success of the 2018 CEO Performance Award framework: 100% aligned with shareholders and designed to retain Elon for years to come.

If Elon fails to achieve incredibly ambitious market capitalization AND operational milestones, he earns nothing.

If Elon succeeds in achieving these milestones, Tesla will have a market capitalization of $8.5 trillion and shareholders will benefit from incredible growth and value creation.

Award Details

For the 2018 CEO Performance Award, Elon had to grow Tesla by billions; for the proposed 2025 CEO Performance Award, he has to grow Tesla by trillions. To be exact, to receive the full Award, he must first create approximately $7.5 trillion in additional market capitalization value for shareholders compared to today. He must also meet the extraordinary operational milestones in the 2025 CEO Performance Award. If Elon achieves all the performance milestones, his leadership will propel Tesla to become the most valuable company in history.[2]

Award Terms [3]

Award Milestones

Holding Period

Vesting Period

CEO Succession

[1] Source: FactSet. Based on change in market value from March 21, 2018 to December 31, 2023.

[2] Note: Based on market capitalization milestones compared to publicly traded companies as of the date of the preliminary proxy statement.

[3] Note: See our preliminary proxy statement for the full award terms.

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Award Details

For the 2018 CEO Performance Award, Elon had to grow Tesla by billions; for the proposed 2025 CEO Performance Award, he has to grow Tesla by trillions. To be exact, to receive the full Award, he must first create approximately $7.5 trillion in additional market capitalization value for shareholders compared to today. He must also meet the extraordinary operational milestones in the 2025 CEO Performance Award. If Elon achieves all the performance milestones, his leadership will propel Tesla to become the most valuable company in history.[2]

Award Terms [3]

- Opportunity to earn 423,743,904 shares of performance-based restricted common stock (12 tranches each with 35,311,992 shares)
- 10-year performance period
- Each share tranche becomes Earned Shares only when Elon achieves a Market Capitalization Milestone AND achieves an Operational Milestone

Award Milestones

Holding Period

Vesting Period

CEO Succession

Award Details

For the 2018 CEO Performance Award, Elon had to grow Tesla by billions; for the proposed 2025 CEO Performance Award, he has to grow Tesla by trillions. To be exact, to receive the full Award, he must first create approximately $7.5 trillion in additional market capitalization value for shareholders compared to today. He must also meet the extraordinary operational milestones in the 2025 CEO Performance Award. If Elon achieves all the performance milestones, his leadership will propel Tesla to become the most valuable company in history.[2]

Award Terms [3]

Award Milestones

Holding Period

Shares must be held by Elon for five years after first becoming Earned Shares, and Elon must remain in continuous service through the applicable 7.5- or 10-year vesting period to receive his shares

Vesting Period

CEO Succession

Award Details

For the 2018 CEO Performance Award, Elon had to grow Tesla by billions; for the proposed 2025 CEO Performance Award, he has to grow Tesla by trillions. To be exact, to receive the full Award, he must first create approximately $7.5 trillion in additional market capitalization value for shareholders compared to today. He must also meet the extraordinary operational milestones in the 2025 CEO Performance Award. If Elon achieves all the performance milestones, his leadership will propel Tesla to become the most valuable company in history.[2]

Award Terms [3]

Award Milestones

Holding Period

Vesting Period

Generally shares that become Earned Shares prior to the 5th anniversary of the 2025 CEO Performance Award vest on the 7.5th anniversary of the 2025 CEO Performance Award; shares that become Earned Shares after the 5th anniversary of the 2025 CEO Performance Award vest on the 10th anniversary of the 2025 CEO Performance Award

CEO Succession

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Meet Your Board

Strong Governance and Accountability

The Tesla Board firmly believes strong governance and accountability to shareholders are core to Tesla's success. 2025 is a pivotal year for Tesla. We have ambitious goals. Achieving them requires a motivated team and an experienced Board to help guide Tesla to create outsized value for shareholders. Our Board has been carefully built over time to include directors who each add value in overseeing our strategy, management, and Tesla's future.

2025 Board of Director Nominees

These directors are nominated for re-election as Class III Directors at the 2025 Annual Meeting for a three-year term expiring in 2028.

- Ira Ehrenpreis
- Joe Gebbia
- Kathleen Wilson-Thompson

Board of Directors

- Elon Musk
- Robyn M. Denholm
- James Murdoch
- Kimbal Musk
- JB Straubel
- Jack Hartung

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Elon Musk

Impact

As our Chief Executive Officer, one of our founders and our largest shareholder, Mr. Musk brings historical knowledge, operational and technical expertise and continuity to the Board. Mr. Musk guided Tesla from an early-stage startup, through its IPO in 2010, to transformative growth into one of the most valuable companies in the world. Mr. Musk's leadership and unique vision to build the world's next generation of sustainable and accessible innovation has played a key role in our mission to accelerate the world's transition to sustainable energy.

Career Highlights

Mr. Musk is the Technoking of Tesla and has served as our Chief Executive Officer since Oct. 2008. Mr. Musk has also served as Chief Executive Officer, Chief Technology Officer and Chairman of Space Exploration Technologies Corporation, a company which develops and launches advanced rockets and spacecraft ("SpaceX"), since May 2002, served as Chairman of the Board of a solar installation company, SolarCity, from Jul. 2006 until its acquisition by us in Nov. 2016, served as Chief Technology Officer of X Corp, a social media company ("X"), since Oct. 2022 and served as the Chief Executive Officer and Treasurer of x.AI Corp, an artificial intelligence company ("xAI"), since Mar. 2023. Following the Mar. 2025 merger of X and xAI, he now serves as the Chief Executive Officer of X.AI Holdings Corp.

Mr. Musk is also a founder of The Boring Company ("TBC"), an infrastructure company, and Neuralink Corporation, a company focused on developing brain-machine interfaces. Prior to SpaceX, Mr. Musk co-founded PayPal, an electronic payment system, which was acquired by eBay in Oct. 2002, and Zip2 Corporation, a provider of Internet enterprise software and services, which was acquired by Compaq in Mar. 1999. Mr. Musk also served on the board of directors of Endeavor Group Holdings, Inc. from Apr. 2021 to Jun. 2022.

Mr. Musk holds a B.A. in Physics from the University of Pennsylvania and a B.S. in Business from the Wharton School of the University of Pennsylvania.

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Robyn M. Denholm

Chairman of the Board; Independent Director

Impact

Ms. Denholm brings nearly 30 years of executive leadership experience at both NYSE and Nasdaq-listed companies, including significant risk management, financial and accounting expertise, as well as technology leadership experience. Ms. Denholm has extensive knowledge of both the automotive and technology industries, including serving as the Chief Financial Officer and Chief Operations Officer of two technology companies.

Career Highlights

Ms. Denholm has been Chair of the Board since Nov. 2018. In Jan. 2021, Ms. Denholm joined Blackbird Ventures ("Blackbird"), a venture capital firm, as an Operating Partner, where she works with the founders of later-stage technology companies. In 2024, she transitioned to a role on Blackbird's board of directors. Ms. Denholm actively champions the Australian technology sector and was the Inaugural Chair of the Technology Council of Australia, on which she currently serves as a board director. She also founded Wollemi Capital Group in 2021, with a mission to invest in ventures that deliver a positive impact. The firm's investment portfolio spans environmental, venture capital and community focused investments, and includes majority ownership in two professional basketball teams, the Sydney Kings and Sydney Flames, and most recently, the majority ownership of the Women's National Basketball league in Australia. From Jan. 2017 through Jun. 2019, Ms. Denholm was with Telstra Corporation Limited, a telecommunications company ("Telstra"), where she served as Chief Financial Officer and Head of Strategy from Oct. 2018 through Jun. 2019, and Chief Operations Officer from Jan. 2017 to Oct. 2018. Prior to Telstra, from Aug. 2007 to Jul. 2016, Ms. Denholm was with Juniper Networks, Inc., a manufacturer of networking equipment, serving in executive roles including Executive Vice President, Chief Financial Officer and Chief Operations Officer. Prior to joining Juniper Networks, Ms. Denholm served in various executive roles at Sun Microsystems, Inc. from Jan. 1996 to Aug. 2007.

Ms. Denholm also served at Toyota Motor Corporation Australia for seven years and at Arthur Andersen & Company for five years in various finance assignments. Ms. Denholm previously served as a director of ABB Ltd. Ms. Denholm is a Fellow of the Institute of Chartered Accountants of Australia/New Zealand, a member of the Australian Institute of Company Directors, and holds a Bachelor's degree in Economics from the University of Sydney and a Master's degree in Commerce and a Doctor of Business Administration (honoris causa) from the University of New South Wales.

Committee Memberships: Audit Committee (Chair); Compensation Committee; Nominating and Corporate Governance Committee; Compensation Committee; Disclosure Controls Committee (Chair)

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Joe Gebbia

Independent Director

Impact

Mr. Gebbia has valuable experience derived from founding and leading a global public company. The Board benefits from his entrepreneurial background, as well as his experience in design, innovation, brand development and management of complex regulatory environments.

Career Highlights

Mr. Gebbia co-founded Airbnb, Inc. in 2008 and has served on Airbnb's board of directors since 2009. In 2022, Mr. Gebbia launched Samara, which produces fully customized, factory-made homes designed to create rental income, house family, support work from home, or bundled together, to form new types of housing communities. Mr. Gebbia received dual degrees in Graphic Design and Industrial Design from the Rhode Island School of Design. In Aug. 2025, Mr. Gebbia was named the U.S.'s first Chief Design Officer and now spearheads the new National Design Studio to work on a Presidential initiative called "America by Design" to modernize the digital interfaces that serve everyday citizens.

Mr. Gebbia is a sought-after speaker on design and entrepreneurship. He was named to the Texas Business Hall of Fame, and across his career, his work has been seen in thousands of press articles worldwide, including personal distinctions such as Inc. Magazine's Thirty-under-Thirty, Fortune's Forty-under-Forty, and one of Fast Company's Most Creative People.

Committee Memberships: Audit Committee

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Jack Hartung

Independent Director

Impact

Mr. Hartung brings a proven track record of executive leadership, with experience overseeing financial and reporting functions at multiple public companies. Mr. Hartung also provides valuable experience in the areas of business transformation and customer engagement.

Career Highlights

Mr. Hartung is currently a senior advisor at Chipotle Mexican Grill, Inc. ("Chipotle"), and most recently served as President and Chief Strategy Officer of Chipotle from Oct. 2024 to May 2025.

Mr. Hartung joined Chipotle in 2002 and held various roles, including Chief Financial and Administrative Officer, where he was responsible for all finance and accounting functions as well as supply chain, strategy, and safety and asset protection. Prior to Chipotle, he spent 18 years at McDonald's Corp., where he held a variety of management positions, most recently as Vice President and Chief Financial Officer of its Partner Brands Group.

Mr. Hartung has served on the boards of directors of The Honest Company, since May 2022, and Portillo's Inc. since Jan. 2025. He has also served on the Board of ZocDoc, Inc. since Jan. 2022. Mr. Hartung has a Bachelor of Science degree in Accounting and Economics and an MBA from Illinois State University and is CPA and CMA (both not currently practicing).

Committee Memberships: Audit Committee

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James Murdoch

Independent Director

Impact

Mr. Murdoch brings to the Board his decades of executive and board experience across numerous companies. Tesla's Board benefits from his extensive knowledge of international markets and strategies and experience with the adoption of new technologies.

Career Highlights

Mr. Murdoch has been the Chief Executive Officer of Lupa Systems, a private holding company that he founded, since Mar. 2019. Previously, Mr. Murdoch held a number of leadership roles at Twenty-First Century Fox, Inc., a media company ("21CF"), over two decades, including its Chief Executive Officer from 2015 to Mar. 2019, its Co-Chief Operating Officer from 2014 to 2015, its Deputy Chief Operating Officer and Chairman and Chief Executive Officer, International from 2011 to 2014 and its Chairman and Chief Executive, Europe and Asia from 2007 to 2011. Previously, he served as the Chief Executive Officer of Sky plc from 2003 to 2007, and as the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of 21CF, from 2000 to 2003. Mr. Murdoch formerly served on the board of News Corporation from 2013 to 2020. In addition, he has served on the boards of 21CF, Sky plc, GlaxoSmithKline plc and Sotheby's.

Committee Memberships: Nominating and Corporate Governance Committee; Audit Committee; Disclosure Controls Committee

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Kimbal Musk

Impact

Mr. Kimbal Musk has extensive senior leadership business experience in the technology, retail and consumer markets, and a robust understanding of mission-driven ventures. Mr. Kimbal Musk also provides valuable expertise based on his experience on the Tesla Board and is able to apply his unique understanding of the business to the strategy and execution of the Company.

Career Highlights

Mr. Kimbal Musk is co-founder and Executive Chairman of The Kitchen Restaurant Group, a growing family of businesses with the goal of providing all Americans with access to real food that was founded in 2004. In 2010, Mr. Kimbal Musk became the Executive Director of Big Green (formerly The Kitchen Community), a non-profit organization that creates learning gardens in schools across the United States. Mr. Kimbal Musk also co-founded Square Roots, an urban farming company growing fresh, local greens in climate-controlled, AI equipped shipping containers, in 2016, and serves as its Chairman. In 2022, Mr. Kimbal Musk founded Nova Sky Stories, with a mission to empower producers and artists to bring art to the skies with drone light shows, and serves as its Chief Executive Officer.

Previously, Mr. Kimbal Musk was a co-founder of Zip2 Corporation, a provider of Internet enterprise software and services, which was acquired by Compaq in March 1999. In 2006, Mr. Kimbal Musk became CEO of OneRiot, a realtime search engine that was acquired by Walmart in 2011. In addition, Mr. Kimbal Musk has served on the boards of SpaceX and Chipotle. Mr. Kimbal Musk holds a B. Comm. in Business from Queen's University and is a graduate of The French Culinary Institute in New York City.

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JB Straubel

Impact

As a co-founder and one of the key members of Tesla's leadership team for over a decade, Mr. Straubel brings extensive operational experience and in-house knowledge of Tesla's technology, research and development and business management. Mr. Straubel also provides valuable expertise in the areas of cleantech and batteries.

Career Highlights

Mr. Straubel is the Founder and Chief Executive Officer of Redwood Materials Inc., a Nevada-based company ("Redwood") working to drive down the costs and environmental footprint of lithium-ion batteries by offering large-scale sources of domestic anode and cathode materials produced from recycled batteries. Mr. Straubel also co-founded and served as the Chief Technology Officer of Tesla from May 2005 to Jul. 2019. Mr. Straubel previously served on the board of SolarCity and as a member of its Nominating and Corporate Governance Committee from Aug. 2006 until its acquisition by Tesla in Nov. 2016.

Mr. Straubel has served on the board of directors of QuantumScape since Nov. 2020. Mr. Straubel holds a B.S. in Energy Systems Engineering and an M.S. in Engineering, with an emphasis on energy conversion, from Stanford University.

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Kathleen Wilson-Thompson

Independent Director

Impact

Ms. Wilson-Thompson brings extensive executive and board experience at both consumer-focused and industrial companies. In addition, her expertise in managing human resources, employment law and other operations at mature companies with large workforces provides the Board with valuable insight and advice for workforce management and relations as Tesla continues to expand.

Career Highlights

Ms. Wilson-Thompson has been a member of the Board since Dec. 2018. Ms. Wilson-Thompson served as Executive Vice President and Global Chief Human Resources Officer of Walgreens Boots Alliance, Inc., a global pharmacy and wellbeing company, from Dec. 2014 until her retirement in Jan. 2021, and previously served as Senior Vice President and Chief Human Resources Officer from Jan. 2010 to Dec. 2014. Prior to Walgreens, Ms. Wilson-Thompson held various legal and operational roles at The Kellogg Company, a food manufacturing company, from Jan. 1991 to Dec. 2009, including most recently as its Senior Vice President, Global Human Resources. Ms. Wilson-Thompson has served on the board of directors of Wolverine World Wide, Inc. since May 2021 and McKesson Corporation since Jan. 2022. She has also served on the board of directors of Health Care Service Corporation since Oct. 2024. Ms. Wilson-Thompson holds an A.B. in English Literature from the University of Michigan and a J.D. and L.L.M. (Corporate and Finance Law) from Wayne State University.

Committee Memberships: Compensation Committee; Nominating and Corporate Governance Committee; Disclosure Controls Committee

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Resources

Shareholder Letters
Presentations
Factsheets
Videos
SEC Filings

Sep 5, 2025	Letter to Tesla Shareholders from the Special Committee of the Tesla Board of Directors	View here

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Resources

- Shareholder Letters
- Presentations
- Factsheets
- Videos
- SEC Filings

Sep 1, 2025	Master Plan Part IV	View here

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Resources

Shareholder Letters

Presentations

Factsheets

Videos

SEC Filings

Sep 5, 2025	Two Critical Proposals for the Future of Tesla	View here

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Compensation Proposals
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Resources

Shareholder Letters
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Master Plan Part IV

with our autonomous prowess
to accelerate global prosperity.

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Resources

Shareholder Letters

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SEC Filings

Sep 5, 2025	Preliminary Proxy Filing	View here

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All worthwhile journeys are long. And they all begin with a first step.

Our first step was to make an exciting sports car—Roadster. Then we leveraged those profits to fund the development and production of more affordable, yet still exciting products—Model S and Model X. Then we repeated the process, bringing us to Model 3 and Model Y and onward.

This process required us to take many steps, some of them small and others large. But ultimately each win led to another win, and even with our failures, we were able to keep building momentum. Our momentum allowed us to build out a fully integrated ecosystem of sustainable products, from transport to energy generation, battery storage and robotics.

Today we are on the cusp of a revolutionary period primed for unprecedented growth. And this time it will not be a single step but a leap forward for Tesla and humanity as a whole. The tools we are going to develop will help us build the kind of world that we've always dreamed of—a world of sustainable abundance—by redefining the fundamental building blocks of labor, mobility and energy at scale and for all.

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FAQs

Open All

When and where is the 2025 Annual Meeting?

Tesla's 2025 Annual Meeting will be held on November 6, 2025 both virtually and in person for a limited number of shareholders at Tesla's Gigafactory Texas located in Austin, Texas. We will also webcast the 2025 Annual Meeting live on the Tesla website.

Who can attend the 2025 Annual Meeting?

Tesla expects to accommodate a limited number of shareholders in person at the 2025 Annual Meeting due to capacity restrictions.

To maximize fairness, Tesla will conduct a random drawing to determine shareholders' eligibility to attend in person.

When can I vote?

Shareholders can cast their vote once we file our definitive proxy, which will contain important information about the proposals on the ballot at the 2025 Annual Meeting.

Tesla shareholders are urged to read the proxy materials Tesla will file with the U.S. Securities and Exchange Commission when they become available.

What is the 2025 CEO Performance Award?

The 2025 CEO Performance Award is 100% performance-based compensation for Elon. Elon doesn't receive any compensation from the Award unless and until Tesla achieves ambitious market capitalization and operational milestones, and Elon remains in an eligible role at Tesla.

In other words, Elon only gets compensated if shareholders win – and win even more. His interests are 100% aligned with yours.

Read more about the 2025 CEO Performance Award.

Why was the 2025 CEO Performance Award created?

The main feedback we have heard from shareholders is that they want to keep Elon retained and focused on Tesla.

The 2025 CEO Performance Award was carefully designed by the Special Committee with this in mind, but also to ensure that Elon's interests were 100% aligned with Tesla shareholders.

With Tesla at a critical inflection point and pushing deeper into new frontiers like AI and robotics, the 2025 CEO Performance Award will not only retain Elon, but motivate him to dedicate his time, energy and considerable talents to delivering unprecedented growth.

Elon has shown that he can achieve these great heights. If he falls short of achieving all of the milestones, you as a shareholder will still benefit. If he succeeds, you will win even more.

What is the purpose of the Amended & Restated 2019 Equity Incentive Plan Proposal?

It is essential we maintain sufficient equity compensation reserves and maximum flexibility to attract, retain and motivate talent at Tesla. The Amended & Restated 2019 Equity Incentive Plan was designed with this in mind.

It will create a Special Share Reserve with nearly 208 million shares and gives Board the ability to grant the remainder of the shares Elon earned under the 2018 CEO Performance Award at any time and at its discretion (regardless of the status of the Tornetta litigation).

It will also replenish the General Share Reserve with the addition of 60 million shares. This will ensure Tesla has sufficient equity to continue granting awards over the next few years to its current and future employees, directors and service providers.

Elon will not be eligible to receive any of these 60 million shares for the General Share Reserve.

Importantly, this is a vote to allow your Board to determine how to attract, retain and incentivize Tesla's talented workforce – from top to bottom.

Why is the Board recommending the directors up for election this year?

We have ambitious goals and reaching them requires the oversight of a Board that is experienced and capable of continuing to create outsized value for Tesla shareholders.

The Tesla directors up for election – including Ira Ehrenpreis, Joe Gebbia and Kathleen Wilson-Thompson – bring deep institutional knowledge, complementary skills and expertise and a commitment to shareholder value creation that will be crucial for this next stage.

Importantly, they also have a proven track record in shaping Tesla's future and overseeing the strategy and management of the Company. They are critical to our ongoing growth and success.

What is Tesla's governance philosophy?

A transcript of the video included in the Website is below:

Voiceover: Humans are tool makers, and at Tesla, we are builders of physical products at scale that make life better for all. We have been working tirelessly to create the foundation for a technological renaissance through the development of electric vehicles, energy products and humanoid robots. This next chapter will be on an even grander scale than we have yet to see. We are building the products and services that bring AI into the physical world. We are combining our manufacturing capabilities with our autonomous prowess to accelerate global prosperity. We are building a safer, cleaner and more enjoyable world for all. We call this Sustainable Abundance.

Elon: What’s the happiest future you can imagine? One which there’s Sustainable Abundance for all.

Also on September 5, 2025, Robyn Denholm, Chair of Tesla’s Board of Directors, participated in a conversation with Andrew Ross Sorkin on CNBC, Squawk Box. A copy of the transcript for the video can be found below.

Andrew Ross Sorkin: I spoke to Tesla’s Chair, Robyn Denholm, who’s been working on this. And this has been going on for months and months and months, and the goals are ambitious. And let me show you what she had to say about them.

[…]

Robyn Denholm: It’s very important to us that we are true to our values, which is really […] being super ambitious. And this plan actually is emblematic of that. We’ve got 12 tranches in the plan. The first one, in terms of market cap, is actually doubling the size of the Company today. And we have, you know, the first in terms of the vehicle side, is actually getting to 20 million vehicles that are produced and delivered, and we’re only at just over eight. So, to me, the plan is super ambitious – and that is what motivates Elon. So, in coming up with a plan that will incent, motivate, have his time, focus and attention on Tesla, we needed to come up with a plan that was super ambitious.

Sorkin: How much – how realistic is the plan in your mind? Versus – and you use the word, in the letter, “aspirational.” Aspirational goals.

Denholm: Yes. Very aspirational. And so yes. Is it realistic? I mean, you, yourself and many others, when we put out the 2018 Plan, thought that they were ridiculous numbers. And so, from our perspective, it is about, shooting for the moon, if you like. And, and really coming up with the ambition to the vision that we’ve put out in terms of the Master Plan IV and actually shooting for that and having the whole Company focused on delivering against that plan.

Sorkin: And so, just so I understand the details of this plan, there are these different milestones in terms of the market cap of the company. So, for example, you effectively have to double, triple – you got to get to $2 trillion for the first milestone. But then, for example, like, the EBITDA number has to go, has to 3x what it is today.

Denholm: Yes. So, again, we’ve constructed this plan so that shareholders get outsized returns. For us it is all about shareholder value creation, and the plan, the plan reflects that. So, in terms of the first tranche, as I said, it is doubling the market cap of the Company. We’re just over $1 trillion today. The first milestone is at $2 trillion. The, and the top milestone, if you like, the tranche 12 is at $8.5 trillion. And I am saying trillion dollars. It is a very ambitious plan. The 2018 Plan was to get to billions of dollars of market cap. This plan is to get to trillions of dollars of market cap and, and trillions of dollars of shareholder value creation.

Sorkin: How much of this is about incentivizing Elon as it relates to his ability to have more voting control of the Company? That’s something that he’s talked a lot about for a long time.

Denholm: Yes. I mean clearly, as you’re constructing a plan where you want to keep the CEO motivated and focused on delivering for the Company and for shareholders, you need to delve into what motivates him. And obviously he’s been very public about getting additional voting powers so that as he develops the AI products, and the AI deliverables, and the Optimus robots and the robots to come after that, that he wants to make sure that evil can’t be done with those things. And so having some sort of […] voting power in order to prevent that – bad things happening – is a motivator for him. So, the Special Committee obviously took that into account as we were working through: What were the right goals to be setting; What was the right balance between the motivation and shareholder value creation; And what were the right milestones to be putting in place in order to actually create the right plan to lift the Company and to create the most valuable company in history.

Sorkin: And just so we understand the details, the shares are restricted for five years, but then they have to be held for seven and a half years, and he’s only capturing the upside from where the shares trade, as opposed to the way an option would work. Correct?

Denholm: Yes. This the way we termed this plan, we looked at many different options and alternatives in terms of the types of tools we would use in terms of the plan itself. And we landed on the best plan possible, which is a performance based restricted stock award. And so how that works is that it is restricted stock. But he only gets the voting power as he hits the milestones, and then he vests in those for the first five tranches. Whatever he’s achieved in the five year period of time, he will vest those at the seven and a half year mark.

Sorkin: There’s a sentence which I think some people may focus on, which is the word “succession,” that you hope over time that you can come up with a succession plan and incent Elon for a succession plan. What does that look like in your mind?

Denholm: So, the Board takes our responsibility around succession planning for the CEO, but also for other members of the Executive Team, very, very seriously. And we have a succession plan in place – or a plan for succession – if something untoward were to happen to Elon. So that is just good governance from our perspective. But also, when I speak to shareholders regularly, succession planning does come up. And so, from our perspective, putting a gate, if you like, to the last two tranches of the of the Compensation Plan, the 2025 Compensation Plan, was good governance, but also telling shareholders that we are focused on it, that Elon’s focused on it.

[…]

Sorkin: We got some breaking news this morning from Tesla. The Board calling on shareholders to approve a new long-term incentive package for Elon Musk. I sat down with Tesla Chair Robyn Denholm, who told me that the full performance award hinges on some very ambitious goals that will motivate and retain Elon Musk as CEO, and Musk is key, she says, for the Company’s talent pipeline.

Sorkin: She also spoke about the likelihood of Tesla taking a stake in Musk’s xAI.

[…]

Denholm: There were a number of proposals on this topic – shareholder proposals on this topic. We are putting it on the ballot, as we would do for any proposals that come in from shareholders that meet the criteria, in order to be eligible to be put on the ballot. And so we are letting shareholders vote on whether or not we should invest in xAI, and then the Company will – and the Board – will take that into our into account in our deliberations, whether it’s positive or a negative vote on that proposal.

Sorkin: Had you have you been thinking though about investing in xAI, and is this something that you really wanted to go to the shareholders to get their permission effectively to do first, given invariably the conflict that, that, that could be claimed?

Denholm: Obviously, it’s a related party, and we take our responsibilities very, very seriously on the related party front. We have a very robust process of transactions that happen between related parties. Obviously, if there was ever an investment contemplated in a related party, we would […] we would – at the Board level – take our related party policy into account. This is a shareholder proposal, and we will let shareholders voice their […] their position on whether or not we should take an interest or invest in xAI.

[…]

Phil Le Beau: Here’s the Tesla chair, Robyn Denholm, talking about why they’ve set these targets out there and the importance of getting Elon Musk motivated to hit these targets.

[…]

Denholm: Well, for me, his focus has to be on Tesla to actually deliver against these goals. So they’re not mundane goals. As I said before, they’re super ambitious goals. His time, effort and energy into those goals will be significant. Will it be 100% of his time? Who knows. But from my perspective, actually doing things that motivate him is important to actually garner his attention and his focus in order to drive the company forward in this next wave of opportunity that we see as a Board.

[…]

Also on September 5, 2025, Tesla issued the following digital advertisements and posted the following messages via Google Search advertising:

TESLA
Growth is Infinite
Learn More

TESLA
11.06.25
Tesla's Upcoming Annual Meeting
Learn More

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Tesla's Annual Meeting | The Future of Tesla | Learn More Here

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Unprecedented Value Creation | Learn More Here | The Future of Tesla

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Tesla's Next Chapter | The Future of Tesla | Sustainable Abundance

Learn about our plans to create astronomical shareholder value in Tesla's next chapter. Learn about our ambitious plans to fuel Sustainable Abundance.

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Learn about Tesla's Annual Meeting. Learn about our ambitious plans to fuel Sustainable Abundance.

Additional Information and Where to Find It

Tesla intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for the 2025 Annual Meeting. The Definitive Proxy Statement will contain important information about the matters to be voted on at the 2025 Annual Meeting. SHAREHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2025 ANNUAL MEETING. Shareholders will be able to obtain free copies of these documents, and other documents filed with the SEC by Tesla, through the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participant Information

Tesla, its directors (Elon Musk, Robyn Denholm, Ira Ehrenpreis, Joe Gebbia, Jack Hartung, James Murdoch, Kimbal Musk, JB Straubel and Kathleen Wilson-Thompson), and certain of its executive officers (Vaibhav Taneja and Tom Zhu) are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Tesla’s shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections titled “Executive Compensation for Fiscal Year 2024” and “Compensation of Directors” in Tesla’s preliminary proxy statement on Schedule 14A for the 2025 Annual Meeting, filed on September 5, 2025 (the “Preliminary Proxy Statement”), commencing on pages 134 and 156, respectively, and is available here. Information regarding the participants’ holdings of Tesla’s securities can be found in the section titled “Ownership of Securities” in the Preliminary Proxy Statement commencing on page 164 and is available here. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section titled “Ownership of Securities” of the Definitive Proxy Statement and other materials to be filed with the SEC in connection with the 2025 Annual Meeting.

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